UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2026

Oceanhawk Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43309	98-1886973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Madison Avenue, 8th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212-931-1898)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-right to receive one-fourth of one Class A ordinary share	OHACU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	OHAC	The Nasdaq Stock Market LLC
Rights, each right to receive one-fourth of one Class A ordinary share	OHACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, a majority of the board of directors (the “Board”) of Oceanhawk Acquisition Corp. (the “Company”) and the independent directors of the Board nominated Jimmy D. Ford to serve as a Class III director, with a term expiring at the Company’s third annual meeting of shareholders (the 2029 annual meeting) and increased the size of the Board from six to seven directors with effect upon the appointment of Jimmy D. Ford to the Board by the holders of the issued and outstanding Class B ordinary shares of a par value of US$0.0001 of the Company (the “Class B Shareholders”). On August 17, 2026, the Class B Shareholders appointed Jimmy D. Ford to the Board as a Class III director, with a term expiring at the Company’s third annual meeting of shareholders (the 2029 annual meeting).

The Board has determined that each of Jimmy D. Ford, Joseph Durnford, and Jonathan Nickell qualify as an “independent director”. The Board also appointed Mr. Ford to serve on each of the audit committee of the Board (the “Audit Committee”), the compensation committee of the Board (“Compensation Committee”), and the nominating and corporate governance committee of the Board (“Nominating and Corporate Governance Committee”).

Jimmy D. Ford, age 71, serves as one of the Company’s independent directors. Mr. Ford has over 45 years of experience working in the domestic and international oil and gas industry. Mr. Ford’s has particular expertise in international project identification, evaluation, negotiation and implementation as well as in legal and regulatory compliance and financial reporting for oil and gas companies. Since 2013, Mr. Ford has owned and operated Rodeo Resources L.P, a company that invests in oil, gas and mining ventures in West Africa. Prior to Rodeo Resources L.P., Mr. Ford served as the vice president of operations at Gulf United Energy, Inc. responsible for project identification, evaluation acquisition in Colombia and Peru from 2010-2012 and as the president and a director of Bramlin RDL Inc., a US subsidiary of Victoria Oil and Gas PLC, operating an oil and gas project in Cameroon from 2005 – 2010. Mr. Ford earned his master in business administration from Texas Christian University and his bachelor’s of arts from Texas State University. The Company believes Mr. Ford’s experience in the domestic and international oil and gas industry will make him a valuable member of our board of directors.

Effective upon Mr. Ford’s appointment to the Audit Committee, the Board removed Daniel Collingridge-Padbury as a member of the Audit Committee. Additionally, effective upon Mr. Ford’s appointment to the Compensation Committee, the Board removed Michael Maggard as a member of the Compensation Committee..

In connection with Mr. Ford’s appointment, Oceanhawk Acquisition I Sponsor LLC (the “Sponsor”) has agreed to indirectly transfer 50,000 founder shares to Mr. Ford at their original purchase price. The Company will reimburse Mr. Ford for reasonable out-of-pocket expenses incurred in connection with fulfilling his role as a director.

In connection with his appointment, Mr. Ford enter into (i) an indemnification agreement and (ii) a joinder to the letter agreement dated as of May 20, 2026, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. Each of the director indemnification agreement and letter agreement was described in, and the forms of which were filed as exhibits to, the Company’s Current Report on Form 8-K relating to the Company’s initial public offering (File No. 001-43309).

Other than the foregoing, Mr. Ford is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 8.01. Other Events.

On August 17, 2026, the Board established the Nominating and Corporate Governance Committee and appointed Joseph Durnford (Chairman), Jonathan Nickell, and Jimmy D. Ford as members of the Nominating and Corporate Governance Committee.

The purpose of the Nominating and Corporate Governance Committee is to assist the Board in identifying and recommending individuals qualified to become Board members, to recommend to the Board the director nominees for the next annual meeting of shareholders, to develop and recommend to the Board a set of corporate governance guidelines, and to oversee the evaluation of the Board and management. The principal functions of the Nominating and Corporate Governance Committee include:

-	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending to the Board candidates for nomination for election at the annual general meeting or to fill vacancies on the Board;

-	developing and recommending to the Board and overseeing implementation of corporate governance guidelines;

-	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the Company; and

-	reviewing on a regular basis the overall corporate governance and recommending improvements as and when necessary.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Nominating and Corporate Governance Committee Charter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oceanhawk Acquisition Corp.

Date: August 19, 2026	By:	/s/ Ernest Miller
	Name:	Ernest Miller
	Title:	Chief Executive Officer

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